EXHIBIT 99.1
NEWS RELEASE
RANGE PROVIDES OPERATIONS UPDATE
FORT WORTH, TEXAS, FEBRUARY 13, 2007...RANGE RESOURCES CORPORATION (NYSE: RRC) today provided an operations update.
Range ended 2006 on a strong note, as 1,017 (704 net) wells and 80 (62 net) recompletions were initiated during the year. A 99% success rate was achieved on the drilling. Currently, 712 of the successful wells have been placed on production, with the 290 remaining wells awaiting pipeline connection. For 2007, 924 (691 net) wells are planned as part of the Company’s $698 million capital expenditure program. For 2007, Range has set a production growth target of 15%.
During the fourth quarter, Range’s Appalachian division drilled 186 (109 net) wells in its core coal bed methane, shale gas and tight gas sand properties. Currently the division has 15 rigs operating in various project areas. In 2007, the Appalachian division plans to drill 674 (498 net) wells. Key highlights for the division in 2006 include continued expansion of the Nora/Haysi coal bed methane development. Production has nearly doubled since year-end 2004 to 25 Mmcfe per day currently. Approximately 2,700 locations remain in the project area under 60-acre spacing. At year-end, 16 wells of a 20-well infill pilot to test 30-acre down spacing had been drilled with encouraging results. During 2007, Range plans to continue to expand its coal bed methane operations in Nora/Haysi by drilling 240 wells on 60-acre spacing and at least another 35 wells on 30-acre spacing. At the 77,000 acre Widen field in West Virginia, a 20-well program is planned to test coal bed methane, shale and tight gas sand objectives. In addition, the Company continues to develop its Appalachian Basin shale gas play. At year-end, the Company had increased its leasehold position to 410,000 net acres in its Pennsylvania shale gas project, up from 160,000 net acres at year-end 2005. In 2006, 12 vertical and three horizontal shale wells were drilled. All 12 of the vertical wells and one of the horizontal wells have been completed and are now online. The two remaining horizontal wells are scheduled to be completed within the next 30 days. Early results indicate an estimated reserve potential of between 0.6 Bcf to 1.0 Bcf per vertical well. In 2007, Range will significantly expand its shale gas play with 60 vertical wells and eight horizontal wells budgeted. To support the shale play expansion, the Company is opening an office in Pittsburgh, Pennsylvania. In the Appalachian division’s Trenton Black River play, completion operations have been initiated on the Black River target zone on the Starvaggi Unit #1, (50% WI) a 12,000-foot deep test in Washington County, Pennsylvania. Additional zones are also under consideration for completion. Fortuna Energy, a wholly owned subsidiary of Talisman Energy, Inc., is the operator of the well.
During the fourth quarter, the Midcontinent division drilled 24 (14 net) wells with an 83% success rate. In the Texas Panhandle, activity included an Upper Morrow discovery with significant pay that is currently producing at a rate of 9.6 (4.9 net) Mmcfe per day. A direct offset to this high-rate producer is scheduled to spud later this month. At our northern Oklahoma shallow oil field rejuvenation project, 11 (7.3 net) wells were drilled in the quarter with a 100% success rate. For the year, 40 (26.9 net) wells were drilled and field production tripled reaching a record 7.6 (3.8 net) Mmcfe per day. Following interpretation of a 3-D seismic shoot, the number of locations identified on Range leasehold has doubled to more than 400. In 2007, the Company plans to drill 60 (41 net) wells in the play. Additional activity for the quarter consisted of 5 (2.5 net) wells drilled in the Watonga-Chickasha area, of which 4 (1.9 net) were successful. The four wells commenced production at a combined rate of 5.0 (2.3 net) Mmcfe per day. In the deep Anadarko basin, the Company’s first two wells came online at a combined initial production rate of 6.9 (1.3 net) Mmcfe per day. Importantly, both wells have additional pay behind pipe for future production. A third well recently reached total depth and logged significant pay in both the Morrow and Granite Wash horizons. A fourth well is currently completing. Five additional wells are planned in the play in 2007.

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The Permian division drilled 41 (38 net) wells in the fourth quarter. In West Texas, at the Furhman Mascho unit, 20 wells were drilled bringing the average field production to 19 Mmcfe per day at year-end. To date, eight wells have been drilled in our 5-acre infill program with encouraging results. The 5-acre wells are producing on par with the existing 10-acre wells. A 50-well program is planned in 2007, of which 28 will be 5-acre infill wells. At our Eunice field in New Mexico eight wells were drilled, bringing the average field production to 20 Mmcfe per day at year-end. Production in this play has almost tripled since the time of acquisition. In the North Texas Barnett Shale play, eight wells were drilled in the fourth quarter and six rigs are currently running. By the end of December, net production from the Fort Worth Basin had reached 35 Mmcfe per day. Just recently, two new wells drilled in Tarrant County were brought on production at a combined rate of more than 12 (9 net) Mmcfe per day. By year-end 2007, Range expects to significantly increase its Barnett production with the drilling of 60 additional wells. Lastly, our 3-D seismic shoot of the Ellis County Barnett shale extension project has been completed and processed. A well to test the Barnett potential is expected to spud in March.
In the Gulf Coast division, Range reached total depth on five wells during the fourth quarter. Onshore, Range is in the process of testing the Weyerhaeuser #8-1 (70% W.I.), located in Jackson Parish, Louisiana. The well reached a total depth of 11,833 feet encountering potential pay in six zones. Range also participated at a 25% working interest in the drilling of a well in Wayne County, Mississippi to test the Norphlet formation. After extensive evaluation, the well has been plugged and abandoned. Information from the well is being kept confidential at this time as Range and its partners incorporate information gained from this well into the technical analysis of the play. Offshore, the West Cameron 295 #4ST (14.9% W.I.) reached a total depth of 16,418 feet measured depth encountering 110 feet of natural gas pay. The well is currently producing 2.6 (0.3 net) Mmcfe per day from the deepest completion with the main pay zone still behind pipe. At Vermilion 332, the A-6ST (16.5% W.I.) reached a total depth of 7,950 feet measured depth, encountering 47 feet of oil pay. The well is currently producing 895 (107 net) barrels of oil per day.
The Company also announced that fourth quarter exploration costs are anticipated to total $11 million, including $5.8 million in dry hole expense and $1.1 million of seismic purchases.
Commenting on the announcement, John Pinkerton, Range’s President and CEO, said, “Our 2006 drilling program was a tremendous success as it replaced 377% of production at a finding and development cost of $1.65 per mcfe. Importantly, we are off to a solid start in 2007. In addition to targeting 15% production growth, we are focused on continuing the progress in our emerging plays. We now have 520,000 net acres of shale gas plays and 400,000 net acres of coal bed methane plays. Our drilling inventory coupled with the emerging plays provides us transparent opportunities to significantly grow production and reserves in 2007 and beyond.”
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
     Except for historical information, statements made in this release, including those relating to anticipated production, capital expenditures, the number of wells to be drilled, future realized prices and anticipated financial results are forward-looking statements as defined by the Securities and Exchange Commission. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks

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